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                                                                    Exhibit 24.2

                               POWER OF ATTORNEY

     Know all men by these presents, that each of the persons whose signature appears below appoints and constitutes Wayne T. Hockmeyer, Ph.D. and David M. Mott, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact or any of them, or their substitute, may lawfully do or cause to be done by virtue hereof.

Dated: October 18, 1999

                                               /s/ Barbara Hackman Franklin
                                          _____________________________________
                                                 Barbara Hackman Franklin
                                                         Director